                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by registrant /x/

Filed by a party other than the registrant / /


Check the appropriate box:

/ /  Preliminary proxy statement



/X/  Definitive proxy statement


/ /  Definitive additional materials

/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
-------------------------------------------------------------------------------

CONDUCTUS INC.
----------------------
(Name of Registrant as Specified in Its Charter)


----------------------
(Name of Person(s) Filing Proxy Statement)
-------------------------------------------------------------------------------
Payment of filing fee (Check the appropriate box):

      /x/   No fee required.

      / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

      / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

-------------------------------------------------------------------------------
      (1)   Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------
      (2)   Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

-------------------------------------------------------------------------------
      (4)   Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------
      / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the form or schedule and the date of its filing.

-------------------------------------------------------------------------------
      (1)   Amount previously paid:

-------------------------------------------------------------------------------
      (2)   Form, schedule or registration statement no.:

-------------------------------------------------------------------------------
      (3)   Filing party:

-------------------------------------------------------------------------------
      (4)   Date filed:

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(1)  Set forth the amount on which the filing fee is calculated and state how it was determined.

                            [CONDUCTUS LETTERHEAD]

May 11, 1998

Dear Stockholder

Subject: Recent Events at Conductus

We are pleased to send you our 1997 Annual Report and Proxy Statement for the Annual Meeting of Stockholders. The meeting this year will take place on May 29, 1998, at 3:00 p.m. at Conductus, Inc. It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and promptly return the accompanying proxy in the enclosed postage-paid envelope. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

I also wish to share some good news with you. At the time that the Annual Report went to press, we at Conductus, Inc. were negotiating a sale/leaseback of certain capital equipment to fund the Company's activities while we sought financing from other sources. At about the same time, we obtained a commitment letter from a current Stockholder stating that the Stockholder is prepared, if necessary, to participate in future financing efforts in the amount of at least $1.5 million. We are pleased to announce that a commitment letter has been received from a major leasing company that provides up to $2.5 million in sale/leaseback financing. As a result of these two events, the auditors have removed the going concern language from their opinion. On April 28, 1998, we filed an amended annual report on form 10-K/A reflecting these subsequent events, and also disclosing the completion of an agreement with the Company's bank to provide an additional $2.0 million of financing.

We at Conductus continue to be optimistic about the future of superconductive electronics and of the Company.


Sincerely,


/s/ Charles E. Shalvoy
Charles E. Shalvoy
President and CEO
Conductus, Inc.

                                  [CONDUCTUS LOGO]

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              TO BE HELD ON MAY 29, 1998


TO THE STOCKHOLDERS OF CONDUCTUS, INC.:

NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of CONDUCTUS, INC. (the "Company"), will be held on Friday, May 29, 1998, at 3:00 p.m. local time (the "Annual Meeting"), at the Company's administrative offices located at 965 West Maude Avenue, Sunnyvale, California 94086 for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

(1)  To elect directors of the Company;

(2) To approve an amendment to and restatement of the Company's Restated Certificate of Incorporation (i) to increase the number of shares of Common Stock that the Company is authorized to issue from 11,000,000 to 20,000,000, and (ii) to increase the number of shares of Preferred Stock that the Company is authorized to issue from 1,000,000 to 5,000,000;

(3) To approve amendments to the Company's 1992 Stock Option/Stock Issuance Plan to change the maximum number of options for shares of Common Stock which may be granted to a single individual to 750,000 in any one calendar year from 240,000 over the life of the Plan and to permit discretionary option grants to non-employee directors;

(4) To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for the fiscal year ending December 31, 1998; and

(5) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only stockholders of record at the close of business on April 16, 1998, are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company for a period of ten days before the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend, please sign and return the enclosed Proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       Charles E. Shalvoy
                                       President and Chief Executive Officer

May 11, 1998

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                              PROXY STATEMENT

ITEM                                                                             PAGE
PROXY STATEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

MATTERS TO BE CONSIDERED AT ANNUAL MEETING . . . . . . . . . . . . . . . . . . . . .2

     PROPOSAL ONE -- ELECTION OF DIRECTORS . . . . . . . . . . . . . . . . . . . . .2

     PROPOSAL TWO -- AMENDMENT TO AND RESTATEMENT OF THE COMPANY'S RESTATED
     CERTIFICATE OF INCORPORATION. . . . . . . . . . . . . . . . . . . . . . . . . .3

     PROPOSAL THREE -- APPROVAL OF AMENDMENTS TO 1992 STOCK OPTION/STOCK ISSUANCE
     PLAN. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

     PROPOSAL FOUR -- RATIFICATION OF INDEPENDENT AUDITORS . . . . . . . . . . . . 11

     OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

OWNERSHIP OF SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

EXECUTIVE COMPENSATION AND RELATED INFORMATION . . . . . . . . . . . . . . . . . . 14

     Executive Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

     Summary Compensation Table. . . . . . . . . . . . . . . . . . . . . . . . . . 14

     Option Grants in Last Fiscal Year . . . . . . . . . . . . . . . . . . . . . . 14

     Employment Contracts, Termination of Employment Arrangements and Change in
     Control Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

     Ten-Year Option/SAR Repricings. . . . . . . . . . . . . . . . . . . . . . . . 16

CERTAIN TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

COMPENSATION COMMITTEE REPORT. . . . . . . . . . . . . . . . . . . . . . . . . . . 20

COMPARISON OF STOCKHOLDER RETURN . . . . . . . . . . . . . . . . . . . . . . . . . 20

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934 . . . . . . . 21

STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING. . . . . . . . . . . . . . . . . . . 21

ANNUAL REPORT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

FORM 10-K/A. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

EXHIBIT A. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

                              CONDUCTUS, INC.

                              PROXY STATEMENT

                  FOR THE ANNUAL MEETING OF STOCKHOLDERS

                       TO BE HELD ON MAY 29, 1998

The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of CONDUCTUS, INC., a Delaware corporation (the "Company"), for use at the 1998 Annual Meeting of Stockholders to be held on May 29, 1998 (the "Annual Meeting"). The Annual Meeting will be held at 3:00 p.m. PST at the Company's administrative offices located at 965 West Maude Avenue, Sunnyvale, California 94086. These proxy solicitation materials were mailed on or about
         , 1998, to all stockholders entitled to vote at the Annual Meeting.

VOTING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders and are described in more detail in this Proxy Statement. On April 16, 1998, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 7,046,421 shares of the Company's common stock, $.0001 par value ("Common Stock"), were issued and outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on April 16, 1998. Stockholders may not cumulate votes in the election of directors.

Directors are elected by a plurality vote of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The five nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total. Stockholders may not cumulate votes in the election of directors. Approval of the amendment to and restatement of the Company's Restated Certificate of Incorporation requires the affirmative vote of a majority of the Company's Common Stock issued and outstanding, and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be treated as votes against the proposal. Approval of amendments to the Company's 1992 Stock Option/Stock Issuance Plan requires the affirmative vote of a majority of those shares present in person or represented by proxy, and entitled to vote at the Annual Meeting.
Abstentions will be treated as votes against the proposal. Broker non-votes will be treated as not entitled to vote on this matter and thus will have no effect on the outcome of the vote. Ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the fiscal year ending December 31, 1998, requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

REVOCABILITY OF PROXIES

Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1), FOR Proposals Nos. 2, 3 and 4 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Secretary of the Company, at the Company's principal executive offices, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward these solicitation materials to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding these solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram, or other means by the Company's directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                               CONDUCTUS, INC.


                  MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                    PROPOSAL ONE - ELECTION OF DIRECTORS

GENERAL

The Company currently has five directors. All directors hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. The officers serve at the discretion of the Board of Directors (the "Board").

The Board has selected five nominees, all of whom are currently serving as directors of the Company. The names of the persons who are nominees for director and their positions with the Company as of April 16, 1998 are set forth in the table below. Each person nominated for election has agreed to serve, if elected, and management has no reason to believe that any nominee will be unavailable to serve. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. The five candidates receiving the highest number of affirmative votes of the shares represented and voting on this particular matter at the Annual Meeting will be elected directors of the Company, to serve their respective terms and until their successors have been elected and qualified.

    NOMINEES FOR TERM ENDING UPON THE 1999 ANNUAL STOCKHOLDERS' MEETING

   Nominee                      Age        Positions and Offices Held with the Company
   -------                      ---        -------------------------------------------
   John F. Shoch, Ph.D(1)(2)    49         Chairman of the Board

   Charles  E. Shalvoy          50         President, Chief Executive Officer and Director

   Martin Cooper (1)            69         Director

   Robert M. Janowiak           61         Director

   Martin J. Kaplan (2)         60         Director

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

BUSINESS EXPERIENCE OF DIRECTORS

DR. SHOCH has served as Chairman of the Board of the Company since its inception in 1987. As a founder of Conductus, Dr. Shoch served as President from 1987 to 1988. Since 1985, he has been a general partner of AMC Partners 84, which is the general partner of Asset Management Associates 1984, a venture capital investment fund and a principal stockholder of the Company. Dr. Shoch holds a B.S. in political science and an M.S. and Ph.D. in computer science from Stanford University.

MR. SHALVOY joined the Company in June 1994 as President, Chief Executive Officer and Director. From 1988 to 1994, he was President and Chief Operating Officer of Therma-Wave, Inc., a manufacturer of semiconductor production equipment. Prior to that he was employed by Aehr Test Systems and Raychem Corporation in a variety of senior management positions. Mr. Shalvoy holds a B.S. in Mechanical Engineering from the University of Notre Dame and a M.B.A. from Stanford University.

MR. COOPER has served as director of the Company since January 1995. Since 1992, Mr. Cooper has served as Chairman and Chief Executive Officer of ArrayComm, Inc., a company he co-founded that manufactures intelligent antennas for wireless applications. Previously he was co-founder, Chairman, Chief Executive Officer and President of Cellular Business Systems, Inc., a provider of management information software to the cellular industry that was purchased by Cincinnati Bell in 1983. Mr. Cooper worked for 29 years at Motorola Inc., where he started out as a Senior Development Engineer in 1954 and advanced to Corporate Director of Research and Development in 1983. Mr. Cooper earned a B.S. and M.S. in Electrical Engineering from the Illinois Institute of Technology.

                               CONDUCTUS, INC.


MR. JANOWIAK has served as Director of the Company since December 1996. Since 1982, he has served as the Executive Director of the International Engineering Consortium. Prior to that, he was President of Federal Signal Corporation's Signal Group, a provider of public safety products and systems. Mr. Janowiak also held positions with ITT Research and Rockwell, where he advanced to Vice-President, General Manager of the Information Products Division. Mr. Janowiak earned a B.S.E.E. from the University of Illinois, an M.S.E.E. from Illinois Institute of Technology and an M.B.A. from the University of Chicago.

MR. KAPLAN has served as Director of the Company since July 1996. Since 1997, Mr. Kaplan has served as an Executive Vice-President of Pacific Telesis Group. Prior to that he was President - Network Services Group of Pacific Bell, a Regional Bell Operating Company. Mr. Kaplan has worked for Pacific Bell and its successor, Pacific Telesis, for 38 years in various senior management positions. Mr. Kaplan earned a B.S. in engineering from California Institute of Technology.

There are no family relationships among executive officers or directors of the Company.

BOARD COMMITTEES AND MEETINGS

During the fiscal year ended December 31, 1997, the Board held five meetings. The Board has an Audit Committee and a Compensation Committee but does not have a nominating committee. Each of the directors attended or participated in 75% or more of the total meetings of the Board and of the committee(s) on which he served during the past fiscal year.

The Audit Committee currently consists of two directors, Dr. Shoch and Mr. Cooper, and is primarily responsible for approving the services performed by the Company's independent auditors and reviewing their reports regarding the Company's accounting practices and systems of internal accounting controls. The Audit Committee held two meetings during the last fiscal year.

The Compensation Committee currently consists of two directors, Dr. Shoch and Mr. Kaplan, and is primarily responsible for reviewing and approving the Company's general compensation policies and setting compensation levels for the Company's executive officers. The Compensation Committee also has the authority to administer the Company's 1992 Stock Option/Stock Issuance Plan, as amended, and make option grants thereunder. The Compensation Committee held two meetings during the last fiscal year.

DIRECTOR COMPENSATION

Directors receive no cash compensation for serving on the Board. In January 1995, several non-employee directors were granted options, under the Automatic Option Grant Program of the Company's 1992 Stock Option/Stock Issuance Plan, as follows: Mr. Cooper - 15,000 shares and Dr. Shoch - 15,000 shares. Each new Option was granted at an exercise price of $4.93 per share. In July 1996, Mr. Kaplan was granted a non-qualified stock option to purchase 15,000 shares of Common Stock at an exercise price of $11.25 per share under the Automatic Grant Program. This option was canceled in November 1997 in exchange for a new option to purchase 15,000 shares of Common Stock at a purchase price of $6.50. In November 1996, Mr. Janowiak was granted a non-qualified stock option to purchase 15,000 shares of Common Stock at an exercise price of $ 6.56 per share under the Automatic Grant Program. In October 1996 each non-employee director was granted options to purchase 3,000 shares of Common stock at an exercise price of $8.00 under the Automatic Option Grant Program. In May 1997, Mr. Cooper, Mr. Janowiak, Mr. Kaplan and Dr. Shoch were each granted options to purchase 3,000 shares of Common Stock at an exercise price of $7.125 under the Automatic Option Grant Program. If Proposal Two is approved by the stockholders, directors (including non-employee directors) will also be eligible for discretionary option grants under the Company's 1992 Stock Option/Stock Issuance Plan. Except for the foregoing option grants and for reimbursement of certain expenses in connection with attendance at Board and committee meetings, directors receive no compensation for attending meetings of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE ABOVE NOMINEES.

           PROPOSAL TWO -- AMENDMENT TO AND RESTATEMENT OF THE
            COMPANY'S RESTATED CERTIFICATE OF INCORPORATION

The Board of Directors has determined that it is in the best interests of the Company and its stockholders to amend and restate the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 11,000,000 to 20,000,000 shares and to increase the number of authorized shares of Preferred Stock of the Company from 1,000,000 to 5,000,000 shares. Accordingly, the Board of Directors has unanimously approved the proposed Amended and Restated Certificate of Incorporation, in substantially the form attached hereto as Exhibit A (the "Restated Certificate"), and hereby solicits the approval of the Company's stockholders of the Restated Certificate. If the stockholders approve the Restated Certificate, the Board of Directors currently intends to file the Restated Certificate with the Secretary of State of the State of Delaware as soon as practicable following such stockholder approval. If the Restated Certificate is not approved by the stockholders, the existing Certificate of Incorporation will continue in effect.

The objectives of the increases in the authorized number of shares of Common Stock and Preferred Stock are to ensure that the Company has sufficient shares available for future equity issuances. The Board of Directors believes that it is prudent to increase the authorized number of shares of Common Stock and Preferred Stock to the proposed levels in order to provide a reserve of shares available for issuance to meet business needs as they arise. Such future activities may include, without limitation, financings, establishing strategic relationships with corporate partners, providing equity incentives to employees, officers or directors, or effecting stock splits or dividends. The Company has retained a financial advisor to seek to raise up to $8 million in gross proceeds (before offering commissions and expenses) to fund its working capital and other requirements. Although the terms of the proposed offering have not been finalized, the Company currently plans to issue shares of its Preferred Stock in the offering. The proposed terms of the Preferred Stock have not been determined. There can be no assurance that the offering can be completed or, if it is, as to the amount of gross proceeds that the Company will raise or the type or terms of the securities that will be issued by the Company. Failure to amend and restate the Company's Restated Certificate of Incorporation will have a material adverse effect on the ability of the Company to complete the offering which, in turn, will have a material adverse effect on the Company.

The additional shares of Common Stock or Preferred Stock authorized may also be used to acquire or invest in complementary businesses or products or to obtain the right to use complementary technologies. Although the Company has no present obligation to issue additional shares of Common Stock or Preferred Stock (except pursuant to stock option/stock issuance plans, the Employee Stock Purchase Plan and existing warrants), the Company may continue to evaluate potential acquisitions of or investments with third parties. However, the Company currently has no specific plans to enter into any such transaction.

POSSIBLE EFFECTS OF THE PROPOSED AMENDMENT TO AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION

If the stockholders approve the proposed Restated Certificate, the Board of Directors may cause the issuance of additional shares of Common Stock or Preferred Stock without further vote of the stockholders of the Company, except as provided under Delaware corporate law or under the rules of any securities exchange on which shares of Common Stock and Preferred Stock of the Company are then listed. Current holders of Common Stock have no preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their appropriate ownership thereof. The issuance of additional shares of Common Stock or Preferred Stock would decrease the proportionate equity interest of the Company's current stockholders and, depending upon the price paid for such additional shares, could result in dilution to the Company's current stockholders.

In addition, as is presently the case, the Board of Directors could use authorized but unissued shares to create impediments to a takeover or a transfer of control of the Company. For example, the Board of Directors has created 50,000 shares of Series A Preferred shares which are available for issuance pursuant to the Company's Shareholders' Rights Plan dated January 29, 1998. In addition, the Board of Directors has the authority to issue the Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. The issuance of Preferred Stock pursuant to the Shareholder Rights Plan and the [ILLEGIBLE COPY] other Preferred Stock authorized by the Board of Directors may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock. The issuance of preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others. At present, the Company has no plans to issue any of the Preferred Stock.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO AND RESTATEMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.


           PROPOSAL THREE -- APPROVAL OF AMENDMENTS TO 1992 STOCK
                       OPTION/STOCK ISSUANCE PLAN

Stockholders are being asked to vote on a proposal to approve amendments to the Company's 1992 Stock Option/Stock Issuance Plan (the "Plan") to (a) modify the maximum number of stock options and direct stock issuances that may be granted to a single employee from 240,000 shares over the life of the Plan to 750,000 shares in a single calendar year and (b) permit discretionary option grants to your non-employee directors. The Board deems it advisable to modify the limitation on the maximum number of shares of Common Stock which may be awarded to a single individual under the Plan in order to allow the Company to use its equity incentives to attract and retain the services of key individuals essential to the Company's long term success. The original limitation was adopted in anticipation of the adoption of regulations defining the requirements for satisfying the requirements of section 162(m) of the Internal Revenue Code of 1986. The amended limitation satisfies the requirements of the regulations, as adopted, and thus of section 162(m) of the Internal Revenue Code of 1986. The Board also deems it advisable to eliminate the Plan's prohibition against discretionary option grants to non-employee directors. The prohibition originally was required by Rule 16b-3 of the Securities and Exchange Commission, but Rule 16b-3 has been amended to permit discretionary grants. Since directors receive no cash compensation from the Company, this amendment will facilitate the attraction and retention of qualified directors.

The following is a summary of the principal features of the Plan. The summary, however, does not purport to be a complete description of all the provisions of the Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so by written request to the Corporate Secretary at the Company's principal executive offices.

EQUITY INCENTIVE PROGRAMS

The Plan includes three separate equity incentive programs: (i) a Discretionary Option Grant Program, under which eligible individuals may be granted options to purchase shares of Common Stock, (ii) an Automatic Option Grant Program under which non-employee Board members are automatically granted options to purchase shares of Common Stock, and (iii) a Stock Issuance Program, under which eligible individuals may be issued shares of Common Stock directly, through the immediate purchase of the shares or as a bonus tied to the performance of services or the Company's attainment of financial objectives.

Options granted under the Discretionary Option Grant Program may be either incentive stock options designed to meet the requirements of Section 422 of the Internal Revenue Code or non-statutory options not intended to satisfy such requirements.

SHARE RESERVE

2,080,000 shares of Common Stock have been reserved for issuance over the ten
(10) year term of the Plan.

The issuable shares may be made available from either the Company's authorized but unissued shares of Common Stock or from re-acquired shares of Common Stock, including shares repurchased by the Company on the open market. Should an option (including outstanding options incorporated into the Plan from predecessor plans) expire or terminate for any reason prior to exercise in full (including options canceled in accordance with the cancellation/regrant provisions of the Plan), the shares subject to the portion of the option not so exercised will be available for subsequent issuance under the Plan. Shares subject to any option surrendered in accordance with the stock appreciation right provisions of the Plan and all share issuances under the Plan, whether or not the shares are subsequently re-acquired by the Company pursuant to its repurchase rights under the Plan, will reduce on a share-for-share basis the number of shares of Common Stock available for subsequent issuance.

No individual participating in the Plan may be granted stock options and direct stock issuances for more than 240,000 shares of Common Stock in the aggregate over the remaining term of the Plan. Options granted prior to January 1, 1994, will not be taken into account for purposes of determining the 240,000 share limit. Subject to approval of Proposal Three, this limitation will be increased to 750,000 shares in any single calendar year.

                               CONDUCTUS, INC.


As of April 16, 1998, options covering 1,006,237 shares were outstanding under the Plan and 509,939 shares remained available for future option grants. The expiration dates for all such options range from October 26, 2000 to March 2, 2008.

PLAN ADMINISTRATION

The Plan is administered by a committee (the "Committee") comprised of two or more non-employee Board members appointed by the Board. The Committee has discretion (subject to the provisions of the Plan) to authorize stock option grants and direct stock issuances.

ELIGIBILITY

Officers, directors, other employees and independent consultants and advisors to the Company (or any parent or subsidiary company) will be eligible to participate in the Plan.

As of April 16, 1998, it was estimated that five executive officers, four outside directors and 68 other employees were eligible to participate in the Plan.

VALUATION

The fair market value per share of Common Stock on any relevant date under the Plan will be the closing selling price per share on that date on the Nasdaq Stock Market. If there is no reported selling price for such date, then the closing selling price for the last previous date for which such quotation exists will be determinative of fair market value. The fair market value of Common Stock on April 16, 1998, as reported on the Nasdaq Stock Market, was $3.8125 per share.

DISCRETIONARY OPTION GRANT PROGRAM

Under the Discretionary Option Grant Program, the exercise price per share of Common Stock subject to an incentive stock option will not be less than 100% of the fair market value per share on the grant date. The exercise price per share of the Common Stock subject to a non-statutory option may not be less than 85% of such fair market value on the grant date. No option will have a maximum term in excess of ten years measured from the grant date. The Committee has discretion to grant options (i) which are immediately exercisable for vested shares, (ii) which are immediately exercisable for unvested shares subject to the Company's repurchase rights or (iii) which become exercisable in installments for vested shares over the optionee's period of service.

The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. The option may also be exercised for vested shares through a same-day sale program pursuant to which the purchased shares are to be sold immediately and a portion of the sale proceeds is to be applied to the payment of the exercise price for those shares on the settlement date.

Any option held by the optionee at the time of cessation of service will normally not remain exercisable beyond the limited period designated by the Committee at the time of the option grant. During that period, the option will generally be exercisable only for the number of shares in which the optionee is vested at the time of cessation of service. For purposes of the Plan, an individual will (except to the extent otherwise specifically provided in the Option or Issuance Agreement) be deemed to continue in service for so long as that person performs services on a periodic basis for the Company or any parent or subsidiary corporations, whether as an employee, a non-employee member of the Board or an independent consultant or advisor. The Committee may extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or accelerate the exercisability of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding.

Any unvested shares of Common Stock will be subject to repurchase by the Company, at the original exercise price paid per share, upon the optionee's cessation of service prior to vesting in these shares. The Committee will have complete discretion in establishing the vesting schedule for any such unvested shares and will have full authority to cancel the Company's outstanding repurchase rights with respect to these shares in whole or in part at any time.

The optionee is not to have any stockholder rights with respect to the option shares until the option is exercised and the exercise price is paid for the purchased shares. Options are not assignable or transferable other than by will or by the laws of inheritance following the optionee's death, and the option may, during the optionee's lifetime, be exercised only by the optionee.

                               CONDUCTUS, INC.


One or more officers of the Company may be granted limited stock appreciation rights in connection with their option grants. Any option with such a limited stock appreciation right in effect for at least six months will automatically be canceled, to the extent such option is at the time exercisable for fully vested shares, upon the successful completion of a hostile tender offer for securities possessing 50% or more of the combined voting power of the Company's outstanding securities. In return for the canceled option, the officer will be entitled to a cash distribution from the Company in an amount per vested share of Common Stock subject to the canceled option equal to the excess of (i) the price per share of Common Stock paid in such hostile tender offer over (ii) the option exercise price.

The Committee will have the authority to effect, on one or more separate occasions, the cancellation of outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the predecessor plans) which have exercise prices in excess of the then current market price of Common Stock and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant.

AUTOMATIC OPTION GRANT PROGRAM

The Automatic Option Grant Program under the Option Plan provides for the grant of non-statutory options to purchase shares of Common Stock to non-employee Board members. Each non-employee Board member who first becomes a non-employee Board member at any time on or after January 23, 1995, will automatically be granted at the time of such initial election or appointment an option to purchase 15,000 shares of Common Stock. In addition, four non-employee Board members received an option to purchase 15,000 shares of Common Stock on January 23, 1995. Two non-employee Board members received options for 15,000 shares of Common Stock upon joining the Board in 1996.

Additionally, each individual who served as a non-employee Board member on October 24, 1996, and had served in that capacity for the immediately preceding ninety (90) days automatically received an option to purchase three thousand (3,000) shares of Common Stock ("Annual Automatic Option Grant") on that date. Thereafter, each Outside Director who has served in that capacity for the immediately preceding ninety (90) days and continues to so serve, will receive as an Annual Automatic Option Grant an option to purchase three thousand (3,000) shares of Common Stock at the Annual Shareholder Meeting.

The option price per share for each automatic grant will be the fair market value per share of Common Stock on the date of grant. The option prices for purchased shares will be payable in cash or shares of Common Stock held for at least six months, or through a same-day sale program.

Automatic option grants have a term of ten (10) years from the date of grant and will be immediately exercisable. However, the Company will have repurchase rights with respect to the nonvested shares purchased under the options. In the case of a director's initial grant, 20% of the shares vest one year after the date of grant, and the remaining shares vest in 48 equal monthly installments over the following four years. In the case of the annual grants, 33.3% of the shares vest one year after the date of grant, and the remaining shares vest in 24 equal monthly installments over the following two years.

If the optionee ceases to serve as a Board member, the option may be exercised to the extent then exercisable and within its term for a period of three months after the date of cessation (12 months if due to disability, and three years if due to death). In the case of death, the option may be exercised within such period by the estate or heirs of the optionee.

In the event of any Corporate Transaction, as defined below, each outstanding option shall automatically vest in full so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, be exercisable for all or any portion of such shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each Automatic Option Grant under the Plan shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

In connection with any Change in Control of the Company, as defined below, each outstanding option shall automatically vest in full so that each such option shall immediately prior to the specified effective date for the Change in Control be exercisable for all or any portion of such shares as fully-vested shares of Common Stock. Each such option shall remain fully exercisable until the expiration or sooner termination of the option term or the cash-out of the option pursuant to a Hostile Take-Over.

Upon the occurrence of a Hostile Take-Over, the optionee shall have a thirty
(30)-day period in which to surrender

                               CONDUCTUS, INC.


to the Company each Automatic Option Grant held by him or her under this Plan for a period of at least six months. The optionee shall in return be entitled to a cash distribution from the Company in an amount equal to the excess of
(i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five days following the surrender of the option to the Company. No approval or consent of the Board shall be required in connection with such option surrender and cash distribution.

STOCK ISSUANCE PROGRAM

Shares may be sold under the Stock Issuance Program at a price per share not less than 85% of fair market value, payable in cash or through a promissory note payable to the Company, or as a bonus for past services. Shares issued under the Stock Issuance Program may either be vested upon issuance or subject to a vesting schedule tied to the participant's period of service or the attainment of designated performance goals. Unvested shares will be subject to certain transfer restrictions and to repurchase or cancellation by the Company upon either the participant's cessation of service prior to vesting in those shares or the non-attainment of the applicable performance goals. The Committee has discretion to accelerate the vesting of any issued shares in whole or in part at any time. Individuals holding shares under the Stock Issuance Program will have full stockholder rights with respect to those shares, whether the shares are vested or unvested.

                               GENERAL PROVISIONS

OPTION/VESTING ACCELERATION

Outstanding options under the Plan may become immediately exercisable in full, and unvested shares issued under the Plan may become fully vested, in the event of certain changes in the ownership or control of the Company. The transactions which may trigger such option/vesting acceleration are as follows:

CORPORATE TRANSACTION: any one of the following stockholder approved transactions (a "Corporate Transaction"):

1. a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation;

2. the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company; or

3. any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to holders different from those who held such securities immediately prior to the merger.

CHANGE IN CONTROL: a change in ownership or control of the Company effected through either of the following transactions (a "Change in Control"):

1. any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Act") of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept; or

2. a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause
         (i) who were still in office at the time such election or nomination was approved by the Board.

Following a Corporate Transaction, all outstanding options become exercisable in full, except that options generally do not accelerate if they are assumed by the successor corporation, if the successor corporation substitutes comparable options to purchase its own stock, or if the successor corporation substitutes a comparable cash incentive program based on the option spread at the time of the Corporate Transaction. Upon the consummation of the Corporate Transaction, all outstanding options will terminate if they are not assumed by the successor corporation. In addition, in the event of a

                               CONDUCTUS, INC.


Corporate Transaction, all shares that remain subject to the Company's right of repurchase will vest in full, except that vesting generally does not accelerate if the repurchase right is assigned to the successor corporation.

In the event of a Change in Control, the Committee, at its discretion, may accelerate any outstanding options and vest any shares that remain subject to the Company's right of repurchase. The Committee may also determine that the acceleration will occur only if the optionee's service terminates within a specified period after the Change in Control.

The acceleration of options or vesting of shares in the event of a Corporate Transaction or Change in Control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

HOSTILE TAKE-OVERS

One or more officers of the Company may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in connection with their outstanding options under the Plan. Upon the occurrence of a Hostile Take-Over, each outstanding option with such a limited stock appreciation right in effect for at least six months shall automatically be canceled, to the extent such option is at the time exercisable for fully-vested shares of Common Stock. The Optionee shall in return be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the vested shares of Common Stock at the time subject to the canceled option (or canceled portion of such option) over (ii) the aggregate exercise price payable for such shares. Neither the approval of the Committee nor the consent of the Board shall be required in connection with such option cancellation and cash distribution.

A Hostile Take-Over shall be deemed to occur in the event (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with the Company) directly or indirectly acquires beneficial ownership, within the meaning of Rule 13d-3 of the 1934 Act, of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept and (ii) more than 50% of the securities so acquired in such tender or exchange offer are accepted from holders other than officers and directors of the Company subject to the short-swing profit restrictions of Section 16 of the 1934 Act.

The Take-Over Price per share shall be deemed to be equal to the greater of
(a) the fair market value per share on the date of cancellation, as determined pursuant to the regular valuation provisions of the Plan, or
(b) the highest reported price per share paid in effecting such Hostile Take-Over. However, if the canceled option is an Incentive Option, the Take-Over Price shall not exceed the clause (a) price per share.

CHANGES IN CAPITALIZATION

In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, then appropriate adjustments shall be made to (i) the number and/or class of shares issuable under the Plan, (ii) the number and/or class of shares and price per share in effect under each outstanding option under the Plan,
(iii) the number and/or class of shares for which any one individual may be granted stock options and direct share issuances in the aggregate, (iv) the number and/or class of shares and price per share in effect under each outstanding option incorporated into this Plan from the predecessor plans and
(v) the number and/or class of shares for which non-employee members of the Board receive options under the Automatic Option Grant Program.

FINANCIAL ASSISTANCE

The Committee may institute a loan program in order to assist one or more optionees in financing their exercise of outstanding options under the Discretionary Option Grant Program or the purchase of shares under the Stock Issuance Program. The form in which such assistance is to be made available (including loans or installment payments) and the terms upon which such assistance is to be provided will be determined by the Committee. However, the maximum amount of financing provided any participant may not exceed the amount of cash consideration payable for the issued shares plus all applicable Federal, State and local income and employment taxes

                               CONDUCTUS, INC.


incurred in connection with the acquisition of the shares. Any such financing may be subject to forgiveness in whole or in part, at the discretion of the Committee, over the participant's period of service.

PREDECESSOR PLANS

Each stock option issued and outstanding under the predecessor plans immediately prior to the effective date of this Plan was incorporated into the Plan and treated as an outstanding stock option under the Plan, but each such option continues to be governed solely by the terms and conditions of the instrument evidencing such grant, and nothing in the Plan will be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares thereunder. However, the Committee has discretion to extend one or more features of the Plan, including the various acceleration provisions, to any or all of the options incorporated from the predecessor plans.

AMENDMENT AND TERMINATION

The Board may amend or modify the Plan in any or all respects whatsoever. However, no such amendment may adversely affect the rights of existing optionees or holders of unvested shares without their consent. In addition, the Board may not without the approval of the Company's stockholders (i) materially increase the maximum number of shares issuable under the Plan or the maximum number of shares for which any one individual may be granted options or direct stock issuances, except to reflect certain changes in the Company's capital structure, or (ii) materially modify the eligibility requirements for option grants or share issuances.

The Board may terminate the Plan at any time, and the Plan will in all events terminate on January 10, 2002. Each stock option or unvested share issuance outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grant or issuance.

                  FEDERAL INCOME TAX CONSEQUENCES

OPTION GRANTS

Options granted under the Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as described below:

INCENTIVE STOCK OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the difference between the fair market value of the purchased shares and the exercise price is generally included as alternative minimum taxable income for purposes of the alternative minimum tax. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two years after the grant date of the option and more than one year after the exercise date. If the optionee fails to satisfy either of these two minimum holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

Upon a qualifying disposition of the shares, the optionee will recognize capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then generally the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

If the optionee makes a disqualifying disposition of the purchased shares, then the Company will generally be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee (if an employee or former employee) will be required to satisfy the tax withholding requirements applicable to such income.

                               CONDUCTUS, INC.


Special provisions of the Internal Revenue Code apply to the acquisition of unvested shares of Common Stock under a non-statutory option. These special provisions may be summarized as follows:

- If the shares acquired upon exercise of the non-statutory option are subject to repurchase by the Company at the original exercise price in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses with respect to those shares over (ii) the exercise price paid for the shares.

- The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the non-statutory option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

The Company will generally be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

STOCK APPRECIATION RIGHTS

An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year in which the ordinary income is recognized by the optionee.

DIRECT STOCK ISSUANCES

The tax principles applicable to direct stock issuances under the Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

PARACHUTE PAYMENTS.

If the exercisability of an option or stock appreciation right is accelerated as a result of a Change of Control, all or a portion of the value of the option or stock appreciation right at that time may be a parachute payment for purposes of the excess parachute provisions of the Internal Revenue Code. Those provisions generally provide that if parachute payments equal or exceed three times an employee's average annual compensation for the five tax years preceding the change of control, the Company loses its deduction and the recipient is subject to a 20% excise tax for the amount of the parachute payments in excess of one times such average compensation.

NEW PLAN BENEFITS

Awards under the Plan are discretionary, except for the Automatic Option Grant Program described above. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Plan or the benefits that would have been received by such participants if the Plan, as amended, had been in effect in 1997. New options for 60,000 shares and an additional 240,000 shares granted on April 13, 1998 in exchange for cancellation of prior grants to Charles E. Shalvoy under the Plan are subject to the approval of Proposal Three by the stockholders at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE PLAN.

           PROPOSAL FOUR - RATIFICATION OF INDEPENDENT AUDITORS

The Board of Directors has appointed the firm of Coopers & Lybrand, L.L.P., independent public auditors for the Company during fiscal year 1997, to serve in the same capacity for the fiscal year ending December 31, 1998, and is asking the stockholders to ratify this appointment.

In the event the stockholders fail to ratify the appointment, the Board will reconsider its selection. Even if

                               CONDUCTUS, INC.


the selection is ratified, the Board in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board believes that such a change would be in the best interests of the Company and its stockholders.

A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires. Such representative will be available to respond to appropriate questions.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND L.L.P. TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                               OTHER MATTERS

No other matters will be presented for consideration at the Annual Meeting.

                          OWNERSHIP OF SECURITIES

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of April 16, 1998 by (i) all persons who are beneficial owners of 5% or more of the outstanding shares of the Company's Common Stock, (ii) each director and nominee, (iii) the Company's Chief Executive Officer and each of the three other most highly paid current executive officers and (iv) all current directors and executive officers as a group.

5% STOCKHOLDERS, DIRECTORS, EXECUTIVE OFFICERS &      SHARES BENEFICIALLY       PERCENT BENEFICIALLY
  DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP              OWNED (1)                 OWNED (2)
  -------------------------------------------              ---------                 ---------
Charles L. Grimes                                           620,000                    8.9%
P.O. Box 136
Mendenhall, PA 19357-0136

Hewlett-Packard Company ("H-P")                             558,212                    8.0%
3000 Hanover Street
Palo Alto, CA 94304

Portola Group                                               455,445                    6.5%
3000 Sand Hill Road
Bldg. 2-145
Menlo Park, CA 94025

Asset Management 1984 (3)                                   351,581                    5.1%
2275 East Bayshore Road
Suite 150
Palo Alto, CA 94303

John F. Shoch (4)                                           386,393                    5.5%

Martin Cooper (5)                                            21,000                    *

Robert Janowiak (6)                                          18,000                    *

Martin Kaplan (7)                                            22,500                    *

Charles E. Shalvoy (8)                                      257,486                    3.6%

William J. Fowler (9)                                        15,384                    *

Graham Y. Mostyn (10)                                        15,384                    *

Randy W. Simon (11)                                          70,135                    *

All directors and executive officers
as a group (9 persons) (12)                                 843,484                   11.3%
--------------------------------------------------------------------------------------------------

                               CONDUCTUS, INC.


Notes

*Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes sole or shared voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of April 16, 1998, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrant but are not outstanding for purposes of computing the percentage of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.

(2) Percentage of beneficial ownership is calculated assuming 7,046,421 shares of Common Stock were outstanding on April 16, 1998. This percentage also includes Common Stock of which such individual or entity has the right to acquire beneficial ownership within sixty days of April 16, 1998, including, but not limited to, the exercise of an option; however, such Common Stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other shareholder.

(3) Includes 351,581 shares held by Asset Management Associates 1984. Dr. Shoch, a director of the Company, is a general partner of AMC Partners 84, which is the general partner of Asset Management Associates 1984. Dr. Shoch disclaims beneficial ownership of the shares held by Asset Management Associates 1984 except to the extent of his pecuniary interest therein. Messrs. Franklin P. Johnson, Jr. and Craig C. Taylor are the other general partners of Asset Management Company and may be deemed beneficial owners of shares owned by Asset Management Associates 1984.

(4) Includes 6,000 shares held and 28,812 shares in the form of immediately exercisable options held by Dr. Shoch of which 9,000 are subject to a repurchase right in favor of the Company that will lapse in a series of installments so long as Dr. Shoch remains in the service of the Company and 351,581 shares held by Asset Management Associates 1984, as to which Dr. Shoch disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(5) Includes 21,000 shares in the form of immediately exercisable options held by Mr. Cooper of which 9,000 are subject to a repurchase right in favor of the Company that will lapse in a series of installments so long as Mr. Cooper remains in the service of the Company.

(6) Includes 18,000 shares in the form of immediately exercisable options held by Mr. Janowiak of which 12,750 are subject to a repurchase right in favor of the Company that will lapse in a series of installments so long as Mr. Janowiak remains in the service of the Company.

(7) Includes 1,500 shares held and 21,000 shares in the form of immediately exercisable options held by Mr. Kaplan of which 13,500 are subject to a repurchase right in favor of the Company that will lapse in a series of installments so long as Mr. Kaplan remains in the service of the Company.

(8) Includes 35,307 shares held in the Shalvoy Family Trust, 6,600 shares held in trust for minor children and 215,579 shares in the form of immediately exercisable options, of which 55,148 are subject to a repurchase right in favor of the Company that will lapse in a series of installments so long as Mr. Shalvoy remains in the service of the Company.

(9) Includes 15,384 shares in the form of immediately exercisable options, of which 2,718 are subject to a repurchase right in favor of the Company that will lapse in a series of installments so long as Mr. Fowler remains in the service of the Company.

(10) Includes 15,384 shares in the form of immediately exercisable options.

(11) Includes 5,205 shares held and 64,930 shares in the form of immediately exercisable options, of which 8,884 shares are subject to a repurchase right in favor of the Company that will lapse in a series of installments so long as Dr. Simon remains in the service of the Company.

(12) Includes 383,889 shares in the form of options exercisable at April 16, 1998. See Notes (4), (5), (6), (7), (9), (10) and (11).

                               CONDUCTUS, INC.


             EXECUTIVE COMPENSATION AND RELATED INFORMATION

                        EXECUTIVE COMPENSATION

The following table provides certain summary information concerning the compensation earned by the Company's Chief Executive Officer and each of its other four most highly compensated executive officers whose compensation was in excess of $100,000 (determined as of the end of the last fiscal year) for services rendered in all capacities to the Company for the fiscal year ended December 31, 1997 (collectively, "Named Officers"). No executive officers who would have otherwise been includable in such table on the basis of salary and bonus earned for the 1997 fiscal year have resigned or terminated employment during that fiscal year.

                          SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------------------------------------------------
                                                      ANNUAL COMPENSATION                   LONG TERM COMPENSATION
--------------------------------------------------------------------------------------------------------------------------
                                                                                                    AWARDS
--------------------------------------------------------------------------------------------------------------------------
      NAME AND            YEAR                 SALARY                     BONUS         SECURITIES UNDERLYING OPTIONS (#)
 PRINCIPAL POSITION                            ($) (1)                   ($) (2)
--------------------------------------------------------------------------------------------------------------------------
Charles E. Shalvoy,       1997                 $197,088                  $11,000                       --
President and CEO         1996                  185,682                   64,600                       --
                          1995                  175,011                   31,669                       --
--------------------------------------------------------------------------------------------------------------------------
William J. Fowler         1997                  114,128                    8,000                   40,000(6)
Vice President            1996(3)                31,879                    7,500                   40,000
                          1995                       --                       --                       --
--------------------------------------------------------------------------------------------------------------------------
Graham Y. Mostyn          1997                  140,004                   18,000                   60,000(7)
Vice President            1996(4)                15,616                   10,000                   60,000
                          1995                       --                       --                       --
--------------------------------------------------------------------------------------------------------------------------
Dennis Nau                1997(5)               130,915                       --                   50,000(8)
Vice President and        1996(5)                74,428                   10,000                   50,000
General Manager           1995                       --                       --                       --
--------------------------------------------------------------------------------------------------------------------------
Randy W. Simon,           1997                  125,908                    5,000                   60,000(9)
Vice President            1996                  113,698                   23,664                   20,000
                          1995                  105,704                   21,612                    8,000
--------------------------------------------------------------------------------------------------------------------------

(1)  Salary includes amounts deferred pursuant to the Company's 401(k) Plan.
(2)  Includes bonuses earned but not paid.
(3)  Includes salary from September 3, 1996, upon commencement of employment.
(4)  Includes salary from November 5, 1996, upon commencement of employment.
(5) Includes salary from June 18, 1996, upon commencement of employment. Mr. Nau's employment terminated on October 31, 1997. His stock options were canceled on January 30, 1998.
(6) Includes options for 40,000 shares granted under a repricing program in exchange for cancellation of options for an equal number of shares.
(7) Includes options for 60,000 shares granted under a repricing program in exchange for cancellation of options for an equal number of shares.
(8) Includes options for 50,000 shares granted under a repricing program in exchange for cancellation of options for an equal number of shares.
(9) Includes options for 40,000 shares granted in exchange for cancellation of options for an equal number of shares under a repricing program.

                     OPTION GRANTS IN LAST FISCAL YEAR

The following table contains information concerning the stock option grants made to each of the Named Officers for the fiscal year ended December 31, 1997.

------------------------------------------------------------------------------------------------------------
                           INDIVIDUAL GRANTS                                         POTENTIAL REALIZABLE
                                                                                       VALUE AT ASSUMED
                                                                                     ANNUAL RATES OF STOCK
                                                                                     PRICE APPRECIATION FOR
                                                                                         OPTION TERM (1)
------------------------------------------------------------------------------------------------------------
     NAME              NUMBER OF      PERCENT OF       EXERCISE        EXPIRATION     5% ($)       10% ($)
                      SECURITIES     TOTAL OPTIONS       PRICE            DATE
                      UNDERLYING      GRANTED TO       ($/SHARE)
                       OPTIONS       EMPLOYEES IN
                      GRANTED (#)     FISCAL YEAR
------------------------------------------------------------------------------------------------------------
William J. Fowler      40,000(2)           7.1            6.50         10/24/2006     153,057      382,234


Graham Mostyn          60,000(3)          10.6            6.50         11/5/2006      230,580      576,375


Dennis Nau             50,000(4)           8.8            6.50         10/24/2006     183,445      454,044


Randy Simon            20,000(5)           3.5            6.50          3/14/2006      70,436      172,873

                       20,000(6)           3.5            8.375         1/23/2007     105,340      266,952

                       20,000(7)           3.5            6.50          1/23/2007      79,056      198,839
------------------------------------------------------------------------------------------------------------

(1) There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level.

(2) Granted April 29, 1997, in exchange for cancellation of an option granted October 24, 1996, to purchase the same number of shares at an exercise price of $9.25 per share. The options are immediately exercisable. The shares are subject to a repurchase right which lapses as follows: as to 20% of the shares plus an additional 1.67% for each month of service between October 24, 1997 and April 29, 1998, on April 29, 1998, and an additional 1.67% upon the completion of each month of service thereafter until the repurchase right shall fully lapse upon the completion of the fifth year of service from October 24, 1996.

(3) Granted April 29, 1997, in exchange for cancellation of an option granted November 5, 1996 to purchase the same number of shares at an exercise price of $8.00 per share. The options are immediately exercisable. The shares are subject to a repurchase right which lapses as follows: as to 20% of the shares plus an additional 1.67% for each month of service between November 5, 1997 and April 29, 1998, on April 29, 1998, and an additional 1.67% upon the completion of each month of service thereafter until the repurchase right shall fully lapse upon the completion of the fifth year of service from November 5, 1996.

(4) Granted April 29, 1997, in exchange for cancellation of an option granted October 24, 1996, to purchase the same number of shares at an exercise price of $9.25 per share.

(5) Granted April 29, 1997, in exchange for cancellation of an option granted March 14, 1996 to purchase the same number of shares at an exercise price of $11.50. The options are immediately exercisable. The shares are subject to a repurchase right which lapses as follows: as to 20% of the shares plus an additional 1.67% for each month of service between March 14, 1997, and April 29, 1998, on April 29, 1998, and an additional 1.67% upon the completion of each month of service thereafter until the repurchase right shall fully lapse upon the completion of the fifth year of service from March 14, 1996.

(6)  Granted January 23, 1997. Canceled April 29, 1997.

(7) Granted April 29, 1997, in exchange for cancellation of an option granted January 23, 1997, to purchase the same number of shares at an exercise prices of $8.375. The options are immediately exercisable. The shares are subject to a repurchase right which lapses as follows: as to 20% of the shares plus an additional 1.67% for each month of service between January 23, 1998, and April 29, 1998, on April 29, 1998, and an additional 1.67% upon the completion of each month of service thereafter until the repurchase right shall fully lapse upon the completion of the fifth year of service from January 23, 1997.

                               CONDUCTUS, INC.


            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                      FISCAL YEAR-END OPTION VALUES

The following table sets forth information concerning option exercises and option holdings at the end of the 1997 fiscal year with respect to the Named Officers. No options or SARs were exercised during the 1997 fiscal year, nor were any SARs outstanding at the end of such fiscal year.

------------------------------------------------------------------------------------------------------------
                                                     NUMBER OF SECURITIES       VALUE OF UNEXERCISED IN-THE-
                                                    UNDERLYING UNEXERCISED         MONEY OPTIONS AT FISCAL
                                                  OPTIONS AT FISCAL YEAR END           YEAR END (1) ($)
                                                             (#)
------------------------------------------------------------------------------------------------------------
                          SHARES
                         ACQUIRED      VALUE
      NAME              ON EXERCISE   REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
                            (#)         ($)           (2)
------------------------------------------------------------------------------------------------------------
Charles E. Shalvoy        25,000       $37,500       114,998       110,002        $   -            $  -
William J. Fowler           -             -             -           40,000            -               -
Graham Y. Mostyn            -             -             -           60,000            -               -
Dennis Nau                  -             -           12,994          -               -               -
Randy Simon                 -             -           46,212        43,334         174,882          10,617
------------------------------------------------------------------------------------------------------------

(1) Calculated on the basis of the fair market value of the Common Stock on December 31, 1997 of $5.063 per share, as reported on the NASDAQ National Market, minus the exercise price.

(2) Any unvested shares purchased under the option will be subject to repurchase by the Company at the original exercise price per share upon the optionee's cessation of service prior to vesting in such shares. As of December 31, 1997, the Company's repurchase right had lapsed with respect to the following number of option shares: Mr. Shalvoy - 99,998; Mr. Fowler - 0; Mr. Mostyn - 0; Mr. Nau - 12,994; Dr. Simon - 40,523

      EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT ARRANGEMENTS AND
                       CHANGE IN CONTROL AGREEMENTS

None of the Company's executive officers have employment agreements with the Company, and their employment may be terminated at any time at the discretion of the Board. The 1992 Stock Option/Stock Issuance Plan provides for the accelerated vesting of the shares of Common Stock subject to outstanding options under certain circumstances. See "Proposal Three" above.

                   TEN-YEAR OPTION/SAR REPRICINGS

On April 29, 1997, the Compensation Committee and the Board of Directors approved a program under which employees who had elected to surrender those of their options which were above the closing price of the Company's common stock on April 29, 1997, would receive in exchange new options at the closing price on that date. The new options would cover the same number of shares as the surrendered options, would have the same status under the tax laws as the surrendered options and would be non-vested until April 29, 1998, after which they would vest as provided in the original vesting schedule. The repricing was undertaken to attract and retain employees while maintaining relatively low cash compensation. Pursuant to the repricing program, the following table sets forth information concerning repricing of options held by any executive officer during the last ten completed fiscal years:

                               CONDUCTUS, INC.


    NAME                 DATE         SECURITIES     MARKET PRICE     EXERCISE PRICE     NEW EXERCISE      LENGTH OF
                                      UNDERLYING     OF STOCK AT        AT TIME OF         PRICE ($)       ORIGINAL
                                      NUMBER OF        TIME OF         REPRICING OR                       OPTION TERM
                                       OPTIONS       REPRICING OR       AMENDMENT                          REMAINING AT
                                     REPRICED OR      AMENDMENT            ($)                               DATE OF
                                     AMENDED (#)         ($)                                               REPRICING OR
                                                                                                            AMENDMENT
William Fowler         4/29/97         40,000           $6.50             $9.25            $6.50            9.5 years

Graham Mostyn          4/29/97         50,000            6.50              8.00             6.50            9.5 years

Dennis Nau             4/29/97         60,000            6.50              8.00             6.50            9.5 years

Randy Simon            4/29/97         20,000            6.50             11.50             6.50            8.9 years

                       4/29/97         20,000            6.50              8.375            6.50            9.8 years

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

John F. Shoch, who became a member of the Compensation Committee of the Board of Directors in May 1993, is a general partner of AMC Partners 84, which is the general partner of Asset Management Associates 1984, the beneficial owner of more than five percent of the Company's Common Stock. Dr. Shoch served as Chief Executive Officer of the Company from September 1987 until October 1988.

                           CERTAIN TRANSACTIONS

In October 1988, Conductus entered into a five-year Coordinated Research Program Agreement with H-P. In June 1993, Conductus and H-P modified this agreement by entering into a new five-year agreement (the "Current H-P Agreement"). In addition, H-P has made a total equity investment of $6,230,000 in Conductus and beneficially owns more than 5% of the Company's Stock. See "Ownership of Securities."

The Current H-P Agreement requires Conductus and H-P to exchange reviews and assessments of Conductus' technical and applications developments, particularly with respect to their potential application to H-P's product lines. H-P has the right to appoint an H-P employee (the "H-P Member") as a member of the Company's Scientific Advisory Board. H-P will jointly own with Conductus any invention by the H-P Member acting pursuant to the Current H-P Agreement or using the Company's confidential information.

The Company has entered into separate indemnification agreements with its directors and officers. These agreements require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to the best interest of the Company), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' and officers' insurance if available on reasonable terms.

                   COMPENSATION COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the 1934 Act that might incorporate future filings, including this Proxy, in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

Decisions on compensation of the Company's Chief Executive Officer, Charles
E. Shalvoy, and its other executive officers are generally made by the Compensation Committee of the Company's Board of Directors. At the time of this report, the Compensation Committee consists of Dr. Shoch and Mr. Kaplan, two of the Company's outside directors. All decisions by the Compensation Committee are reviewed by the full Board of Directors, except for decisions about awards under the Company's 1992 Stock Option/Stock Issuance Plan. The Compensation Committee has furnished the following report on the 1997 compensation of Charles E. Shalvoy and the Company's other executive officers.

                               CONDUCTUS, INC.


In setting the compensation levels, the Compensation Committee considers the standard practices in the superconductor industry, including data from surveys, as well as the practices of companies with whom the Company competes for executive talent. The Company believes that its total executive compensation package is near the median among its peers making the transition from the development stage, although it is low when compared to companies at a more advanced stage with whom the Company competes for talent.

It is the current philosophy of the Company to keep the base salary of executives between the 25th and 50th percentiles based on the RADFORD ASSOCIATES MANAGEMENT TOTAL COMPENSATION PLAN 1994 - OVERALL COMPANIES LESS THAN $40M (Radford), so that more of their compensation depends on bonuses, which are contingent upon Company and individual performance. The Radford surveys include some but not all companies included in the indices used in the Performance Graph. See "Comparison of Stockholder Return." The executives are thus motivated to enhance stockholder value.

As the Company is just beginning to commercialize products, the Compensation Committee believes that corporate performance is not appropriately measured by traditional financial performance criteria such as profitability and earnings per share. Rather, the Compensation Committee believes that corporate performance is appropriately measured by analyzing the degree to which the Company has achieved certain goals established by the Compensation Committee and approved by the Board.

Under the Executive Compensation Bonus Plan (ECBP), an executive's annual incentive award depends on improved revenues, profit/loss results, milestone accomplishments and the executive's specific contribution. The current philosophy of the Company is to keep total compensation, including bonuses, for executives between the 50th and 75th percentiles of the companies in the Radford survey. The performance goals for the Company are derived from the Company's business plans that include critical individual performance targets relating to strategic product positioning, revenue growth, and profit/loss for the fiscal year and key milestones. The ECBP is based on a formula comprised of a Company Performance Ratio (CPR) multiple times an Individual Performance Ratio (IPR) multiple. The CPR is based on the ratio of actual versus plan performance for revenues and profit/loss and can range from 50% to 150%. The IPR is tied to achievement of goals during the year that are established in advance and may have a range from 0% to 100%. Multiplying the two, CPR x IPR then quantifies the executives' bonuses based on a predetermined target of 30% to 50% of base salary. The incentive target is set at a higher percentage for more senior officers, with the result that the more senior executive officers have a higher percentage of their potential cash compensation at risk. If the CPR is 150% and IPR equals 130%, executives can earn up to a maximum of 45% to 75% of their base salaries. The Committee annually reviews and approves specific bonus targets, maximums, and performance criteria for all executives.

For 1997, the bonuses were reduced below the ECBP values due to the Company's performance and cash position during the first quarter of 1998. The bonuses awarded ranged from 57% to 82% of the ECBP value.

STOCK OPTIONS

The Committee grants stock options under the Plan to foster executive ownership and to provide direct linkage with stockholder interests. The Committee considers the current level of equity holdings in the Company, stock options previously granted, industry practices, the executive's accountability level, and assumed potential stock value when determining stock option grants. The Committee relies upon competitive guideline ranges of retention-effective, target-gain objectives to be derived from option gains based upon relatively aggressive assumptions relating to planned growth and earnings. In this manner, potential executive gains parallel those of other stockholders over the long term. Therefore, the stock option program serves as the Company's primary long-term incentive and retention tool for executives and other key employees. The exercise prices of stock options granted to the executive officers are equal to the market value of the stock on the date of grant.

REPRICING OF STOCK OPTIONS

On April 29, 1997, the Compensation Committee and the Board of Directors approved a program under which employees, including executive officers, who had elected to surrender those of their options which were above the closing price of the Company's common stock on April 29, 1997, would receive in exchange new options at the closing price on that date. The new options would cover the same number of shares as the surrendered options, would have the same status under the tax laws as the surrendered options and would be non-vested until April 29, 1998, after which they would vest as provided in the original vesting schedule. The repricing was undertaken to attract and retain employees while maintaining relatively low cash compensation.

                               CONDUCTUS, INC.


CEO COMPENSATION

Mr. Shalvoy commenced employment with the Company effective June 6, 1994. In general, the factors utilized in determining Mr. Shalvoy's compensation are the same as those applied to the other executive officers in the manner described in the preceding paragraphs, although achievement of Company financial performance goals has a greater impact on his total compensation.

In establishing Mr. Shalvoy's base salary, it was the Committee's intent to provide him with a level of stability and certainty each year. His base salary for the 1997 fiscal year approximates the 40th percentile of reported base salaries for Chief Executive Officers based on Radford.

The annual bonus component of Mr. Shalvoy's compensation package was based on Company financial performance and individual goal achievement, as described under "Annual Bonus" above. Based upon Mr. Shalvoy's IPR and CPR multiples, his resultant bonus for 1997 would have been $41,000. As with the other officers, Mr. Shalvoy's 1997 bonus was reduced below the ECBP value, and totaled $11,000, or 27% of the ECPB amount.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million per year paid to certain of the corporation's executive officers. It is not expected that the compensation to be paid to the Company's executive officers for fiscal 1998 will exceed the $1 million limit per officer. The Compensation Committee will defer any decision on whether or not to limit the dollar amount of all compensation payable to the Company's executive officers to $1 million per year, should the individual compensation of any executive officer ever approach that level.

In summary, it is the opinion of the Committee that the adopted executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interest of the Company's stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long term.


                                       JOHN F. SHOCH, Ph.D.
                                       Chairman, Compensation Committee


                                       MARTIN KAPLAN
                                       Member, Compensation Committee

                               CONDUCTUS, INC.


                     COMPARISON OF STOCKHOLDER RETURN

The graph depicted below reflects a comparison of the cumulative total return (change in stock price plus reinvested dividends) of the Company's Common Stock together with the cumulative total returns of the Nasdaq Stock Market, U.S. Index and the Hambrecht & Quist Technology Index.

                                                                       Nasdaq Stock Market-
DATES                 Conductus               H&Q Technology                    U.S.
------                ---------               --------------           --------------------
8/6/93                  100.00                   100.00                       100.00
Aug-93                  101.25                   101.51                       103.29
Sep-93                   96.25                   103.37                       106.36
Oct-93                  103.75                   105.14                       108.75
Nov-93                  101.25                   106.69                       105.51
Dec-93                  102.50                   109.07                       108.45
Jan-94                   98.75                   115.81                       111.75
Feb-94                   56.25                   119.63                       110.70
Mar-94                   55.00                   113.09                       103.90
Apr-94                   62.50                   110.18                       102.55
May-94                   51.87                   110.50                       102.80
Jun-94                   37.50                   103.46                        99.04
Jul-94                   57.50                   107.32                       101.07
Aug-94                   40.00                   118.36                       107.51
Sep-94                   42.50                   117.98                       107.24
Oct-94                   48.75                   128.79                       109.35
Nov-94                   47.50                   127.68                       105.72
Dec-94                   50.00                   131.02                       106.02
Jan-95                   60.00                   129.11                       106.61
Feb-95                   60.62                   140.30                       121.25
Mar-95                   65.00                   146.72                       115.58
Apr-95                   72.50                   157.71                       119.22
May-95                   65.00                   163.36                       122.29
Jun-95                   63.12                   183.02                       132.20
Jul-95                   67.50                   199.74                       141.92
Aug-95                   61.25                   202.03                       144.80
Sep-95                   62.50                   206.85                       148.13
Oct-95                   65.00                   209.75                       147.28
Nov-95                   62.50                   207.17                       150.74
Dec-95                   68.75                   195.91                       149.93
Jan-96                   75.00                   198.80                       150.67
Feb-96                  135.00                   208.76                       156.41
Mar-96                  115.00                   199.68                       156.93
Apr-96                  130.00                   227.28                       169.95
May-96                  145.00                   230.70                       177.75
Jun-96                  106.25                   213.90                       169.74
Jul-96                  101.25                   191.92                       154.62
Aug-96                  110.00                   203.53                       163.28
Sep-96                   85.00                   227.06                       175.77
Oct-96                   90.00                   223.81                       173.83
Nov-96                   77.50                   250.20                       184.58
Dec-96                   65.00                   243.49                       184.41
Jan-97                   73.75                   269.56                       197.51
Feb-97                   70.00                   247.55                       186.60
Mar-97                   77.50                   232.08                       174.41
Apr-97                   71.25                   240.67                       179.87
May-97                   67.50                   276.90                       200.26
Jun-97                   57.50                   279.35                       206.38
Jul-97                   60.00                   324.29                       228.17
Aug-97                   58.75                   325.21                       227.82
Sep-97                   53.75                   338.55                       241.30
Oct-97                   51.87                   302.38                       228.75
Nov-97                   47.50                   299.23                       229.89
Dec-97                   50.62                   285.46                       226.30

(1) The graph covers the period from August 6, 1993, the date the Company's initial public offering commenced, through the fiscal year ended December 31, 1997.

(2) The graph assumes that $100 was invested on August 6, 1993 in the Company's Common Stock and in each index and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock.

(3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the 1934 Act requires the Company's executive officers and directors and persons who own more than 10% of the Company's Common Stock to file certain reports of ownership with the Securities and Exchange Commission ("SEC") and with the National Association of Securities Dealers. Such officers, directors and stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file. Based upon (i) the copies of Section 16(a) reports which the Company received from such persons for their 1997 fiscal year transactions and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed for them for the 1997 fiscal year, the Company believes that all Section 16(a) filing requirements applicable to such officers, directors and 10% beneficial owners were complied with.

                               CONDUCTUS, INC.


              STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

Stockholder proposals that are intended to be presented at the 1999 Annual Meeting that are eligible for inclusion in the Company's proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company not later than February 26, 1999, in order to be included. Such stockholder proposals should be addressed to Conductus, Inc., 969 West Maude Avenue, Sunnyvale, California 94086, Attention: Corporate Secretary.

                           ANNUAL REPORT

A copy of the Annual Report of the Company for the fiscal year ended December 31, 1997, has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting.

                            FORM 10-K/A

THE COMPANY FILED AN ANNUAL REPORT ON FORM 10-K/A WITH THE SEC. STOCKHOLDERS MAY OBTAIN A COPY OF THIS REPORT, WITHOUT CHARGE, BY WRITING TO DONALD DEPASCAL, CHIEF ACCOUNTING OFFICER, AT THE COMPANY'S EXECUTIVE OFFICES AT 969 WEST MAUDE AVENUE, SUNNYVALE, CALIFORNIA 94086.

                                   THE BOARD OF DIRECTORS
                                   OF CONDUCTUS, INC.

                                 CONDUCTUS, INC.


                                 DIRECTIONS TO:

                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 29, 1998




FROM SAN FRANCISCO AIRPORT

Follow signs to 101 South - Take 101 South approximately 35 miles to Mathilda Avenue South Exit - Take Mathilda South to Maude Avenue - Turn right onto Maude Avenue - Go down two traffic lights - Conductus' administrative offices are located at 965 West Maude Avenue on the right just before the third stoplight (Macara Avenue).


FROM SAN JOSE AIRPORT

Follow signs to 101 North - Take 101 North approximately 8 miles to Mathilda Avenue South Exit - Take Mathilda South to Maude Avenue - Turn right onto Maude Avenue - Go down two traffic lights - Conductus' administrative offices are located at 965 West Maude Avenue on the right just before the third stoplight (Macara Avenue).

                  AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                 OF CONDUCTUS, INC.
                               a Delaware Corporation

                      (Pursuant to sections 242 and 245 of the
                          Delaware General Corporation Law)

          Conductus, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law") does hereby certify that:

          FIRST: The name of the Corporation is Conductus, Inc. and that the Corporation was originally incorporated on September 1, 1987 pursuant to the General Corporation Law; and

          SECOND: The following resolutions amending and restating the Corporation's Restated Certificate of Incorporation, as amended, were approved by the Board of Directors of the Corporation by unanimous written consent effective as of April 28, 1998 and were duly adopted by the stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law at a meeting of the stockholders held in accordance with Section 228 of the General Corporation Law:

               "Now, therefore, be it resolved that the Restated
          Certificate of Incorporation of the Corporation, as amended, be amended and restated in its entirety as follows:

                                     ARTICLE I

          The name of the Corporation (herein called the "Corporation") is CONDUCTUS, INC.

                                     ARTICLE II

          The address of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                    ARTICLE III

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                     ARTICLE IV

          A. CLASSES OF STOCK. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the Corporation is authorized to issue is Twenty-Five Million (25,000,000) shares. Twenty Million (20,000,000) shares, par value of one hundredths of a cent ($.0001) per share, shall be Common Stock, and Five Million (5,000,000) shares, par value of one hundredth of a cent ($.0001) per share, shall be Preferred Stock.

          B. RIGHTS, PREFERENCES AND RESTRICTIONS OF PREFERRED STOCK. The Preferred Stock authorized by this Restated Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock or series thereof in Certificates of Determination or the Corporation's Certificate of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, PARI PASSU with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

          C.   COMMON STOCK.

          1. DIVIDEND RIGHTS. Subject to any preferential dividend rights applicable to the shares of the Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

          2. LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential amounts to be distributed to the holders of shares of the Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them.

          3.   REDEMPTION.  The Common Stock is not redeemable.

          4. VOTING RIGHTS. The holders of shares of Common Stock shall be entitled to vote on all matters at all meetings of the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock entitled to vote at such meeting.

                                     ARTICLE V

          Except as otherwise provided in this Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

                                     ARTICLE VI

          The number of directors of the Corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders of the Corporation.

                                    ARTICLE VII

          Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                    ARTICLE VIII

          Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                     ARTICLE IX

          No action may be taken by the stockholders of the Corporation without a meeting, and no consents in lieu of a meeting may be taken pursuant to Section 228 of the Delaware General Corporation Law.

                                     ARTICLE X

          A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize, with the approval of a corporation's stockholders, further reductions in the liability of the Corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article X by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                     ARTICLE XI

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          IN WITNESS WHEREOF, CONDUCTUS, INC. has caused this Amended and Restated Certificate of Incorporation to be signed by its President and attested to by its Secretary this 11th day of May, 1998.



                                   ----------------------------------------
                                   CHARLES E. SHALVOY, President
                                   and Chief Executive Officer

ATTEST:


-------------------------------
JUDITH A. DEFRANCO
Secretary

                               CONDUCTUS, INC.

                                    PROXY

                Annual Meeting of Stockholders, May 29, 1998

        This Proxy is Solicited on Behalf of the Board of Directors of
                               Conductus, Inc.

     The Undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held May 29, 1998 and the Proxy Statement and appoints Charles E. Shalvoy and Judith A. DeFranco and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Conductus, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Company's offices located at 969 W. Maude Avenue, Sunnyvale, California on Friday, May 29 at 3:00 p.m. (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

                CONTINUED AND TO BE SIGNED ON REVERSE SIDE
-------------------------------------------------------------------------------

     1. To elect the following directors to serve for a term ending upon the 1999 Annual Meeting of stockholders indicated beside their respective names and until their successors are elected and qualified:

         / / FOR ALL NOMINEES

         / / WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

         / / FOR ALL NOMINEES, EXCEPT AS NOTED ABOVE

     2.  To approve the amendment and            FOR     AGAINST     ABSTAIN
         restatement of the Company's
         Restated Certificate of
         Incorporation to (i) increase the
         number of shares of Common Stock
         authorized to be issued from
         11,000,000 to 20,000,000, and (ii)
         increase the number of shares of
         Preferred Stock authorized to be
         issued from 1,000,000 to 5,000,000.



     3.  To approve the Company's Amended and    FOR     AGAINST     ABSTAIN
         Restated 1992 Stock Option/Stock
         Issuance Plan to change the maximum
         number of shares which may be granted
         to a single individual to 750,000 in
         any one calendar year from 240,000
         over the life of the Plan and to
         permit discretionary option grants
         to non-employee directors.


     4.  To ratify the Board of Director's       FOR     AGAINST     ABSTAIN
         selection of Coopers & Lybrand to
         serve as the Company's independent
         auditors for the fiscal year
         ending December 31, 1998 and


     5.  To transact such other business as      FOR     AGAINST     ABSTAIN
         may properly come before the
         Annual Meeting or any adjournment
         or postponement thereof.


     The Board of Directors recommends a vote FOR each of the nominees listed above and a vote FOR the other proposals. This Proxy, when properly executed, will be voted as specified above. THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ABOVE AND FOR THE OTHER PROPOSALS IF NO SPECIFICATION IS MADE.

Please sign exactly as your name(s) appear(s) on each share certificate(s) over which you have voting authority.


Signature:_______________________________  Date: _______________  Signature:_______________________________  Date: _______________